UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2020

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2020 (the “PSP Closing Date”), Hawaiian Airlines, Inc. (“Hawaiian”), a Delaware corporation and wholly owned subsidiary of Hawaiian Holdings, Inc. (the “Company”), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the Payroll Support Program (the “PSP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). In connection with its entry into the PSP Agreement, on the PSP Closing Date, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with Treasury, and Hawaiian issued a promissory note to Treasury (the “Note”), with the Company as guarantor of Hawaiian’s obligations thereunder.

PSP Agreement

Pursuant to the PSP Agreement, Treasury is to provide Hawaiian with financial assistance to be paid in installments (each, an “Installment”) expected to total in the aggregate approximately $292.5 million, to be used exclusively for the purpose of continuing to pay employee salaries, wages and benefits. The first Installment, in the amount of approximately $146.2 million (representing 50% of the current expected total), was disbursed by Treasury on April 22, 2020. The remaining Installments are scheduled to be paid in the following percentages and in the following months: (i) May 2020 (20%), (ii) June 2020 (20%), and (iii) July 2020 (10%).

Under the PSP Agreement, Hawaiian, on behalf of itself and the Company, agreed to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through September 30, 2020, to limit executive compensation through March 24, 2022 and to suspend payment of dividends and stock repurchases through September 30, 2021. The PSP Agreement also imposes certain Treasury mandated reporting obligations on Hawaiian and the Company. Finally, Hawaiian is required to continue to provide air service to markets served prior to March 1, 2020 until March 1, 2022, to the extent determined reasonable and practicable by the U.S. Department of Transportation (“DOT”). Because of the 14-day quarantine order in place for travelers to and within Hawaiʻi and the dramatic decrease in demand for air service to and between the Hawaiian Islands, the Company applied for and received an exemption from the DOT from certain of the service requirements.

Promissory Note

The Note issued by Hawaiian to Treasury has an initial principal amount of approximately $13.9 million, subject to an increase equal to 30% of the amount of each additional Installment disbursed under the PSP Agreement after the PSP Closing Date and includes a guarantee of Hawaiian’s obligations by the Company. Assuming disbursement of all scheduled Installments pursuant to the PSP Agreement of approximately $292.5 million, the Note will have a total principal sum of approximately $57.8 million.

The Note has a ten year term and bears interest at a rate per annum equal to 1% until the fifth anniversary of the PSP Closing Date, and thereafter bears interest at a rate equal to the secured overnight financing rate plus 2% until the tenth anniversary of the PSP Closing Date (the “Maturity Date”), which interest is payable semi-annually beginning on September 30, 2020. The Note may be prepaid at any time, without penalty. Within 30 days of the occurrence of certain change of control triggering events, Hawaiian is required to prepay the aggregate amount outstanding under the Note. The Note specifies certain events of default, including non-payment of principal or interest, inaccuracy of representations and warranties, non-compliance with covenants, cross-acceleration and cross-payment default of other indebtedness amounting to $10.0 million or greater, bankruptcy or insolvency, entry of judgment liens (not covered by insurance) exceeding $10.0 million, or non-monetary judgments reasonably expected to have a material adverse effect.

Warrant Agreement and Warrants

As compensation to the U.S. government for the provision of financial assistance under the PSP Agreement, and pursuant to the Warrant Agreement, the Company has agreed to issue to Treasury warrants (each a “Warrant”) to purchase shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $11.82 per share (“Exercise Price”), which was the closing price of the Company’s common stock on April 9, 2020. Pursuant to the Warrant Agreement, (a) on the PSP Closing Date, the Company issued to Treasury a Warrant to purchase up to 117,335 shares of the Company’s common stock and (b) on the date of each increase of the principal amount of the Note in connection with the disbursement of an additional Installment under the PSP Agreement, the Company will issue to Treasury an additional Warrant for a number of shares of common stock equal to 10% of such increase of the principal amount of the Note, divided by the Exercise Price. Assuming the disbursement of all scheduled Installments pursuant to the PSP Agreement, the total number of Warrant Shares issuable to the Treasury will be 488,477. The Warrants are non-voting, freely transferable, may be settled as net shares or in cash at the Company’s option, expire five years from the date of issuance, and contain registration rights and customary anti-dilution provisions.

The issuance of the Warrants under the Warrant Agreement is pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Warrant Shares upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The foregoing summary of agreements between Hawaiian, the Company and Treasury is not complete and is qualified in its entirety by such agreements, a copy of which will be filed with the Securities and Exchange Commission on a later date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information described under Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, expectations and plans with respect to participation in the PSP and the terms and conditions of the agreements entered into in connection therewith. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” “will,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will, as the case may be, be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, whether the Company’s cost cutting plans will be effective or sufficient; the continuing and developing effects of the spread of the novel coronavirus COVID-19 on the Company’s business operations and financial condition; the expected duration of the government mandated quarantine and the potential imposition of further restrictions on travel in the future; the full effect the mandatory quarantine will have on demand for air travel in the markets in which the Company operates; the extent of declining demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; any future restrictions on air travel; the availability of aircraft fuel, aircraft parts and personnel; the Company’s ability to generate sufficient cash; changes in the Company’s future capital needs; and other macroeconomic, political and regulatory developments.

The risks, uncertainties and assumptions described above also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2020

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer